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                                                                   EXHIBIT 23(A)
                                                                   -------------







                                   CONSENT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM










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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM






We have issued our report dated December 16, 2004 accompanying the financial statement of Atlas America Public #14-2005(A) L.P. as of November 30, 2004 and our report dated November 22, 2004 accompanying the consolidated financial statements of Atlas Resources, Inc. and Subsidiary as of and for the two years ended September 30, 2004 contained in the Registration Statement on Post-Effective Amendment No. 1 to Form S-1 and Prospectus for Atlas America Public #14-2004 Program. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".




                                                          /s/ GRANT THORNTON LLP





Cleveland, Ohio
December 27, 2004